Exhibit 99.1

DIRECT OFFERING SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of shares of common stock (the “Shares”) of REGEN BIOPHARMA, INC, a Nevada corporation (the “Company”), having its principal place of business located at 4700 Spring Street, St 304, La Mesa, California 91942

Accordingly, the Subscriber hereby agrees as follows:

1. Subscription.

1.1 The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth in Section 10 of this Subscription Agreement (the “Agreement”), in consideration of $2.00 per Share.  This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2 The closing of the subscription (the “Closing”) shall occur immediately upon: (a) receipt and acceptance by the Company of a properly completed and executed Agreement; and (b) receipt of all funds for the subscription of Shares hereunder.

2. Purchase Procedure.  The Subscriber acknowledges that, in order to subscribe for Shares, Subscriber shall deliver to the Company the full purchase price for the Shares subscribed for in the amount set forth in Section 10, either by cashier’s check made payable to the Company or by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Company.

3. Representations and Acknowledgements of Subscriber.  By executing this Agreement, the Subscriber makes the following representations, declarations, acknowledgements and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1 Such Subscriber acknowledges the public availability of the Company's current prospectus (the "Prospectus"). This Prospectus is made available in the Company's Registration Statement on Form S-1 (File No. 333-       ), declared effective by the Securities and Exchange Commission on __________ __, 2023. This Prospectus sets forth the terms and conditions of the offering of Shares (the “Offering”) and the risks associated therewith are described.

3.2 All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3 If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents.  Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

5. Counterparts; Severability.  This Agreement may be executed in one or more counterparts.   If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Subscription Agreement in any other jurisdiction.

6. Persons Bound.  This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his, her or its respective heirs, legal representatives and successors and assigns, as the case may be.

7. Section Headings.

The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

8. Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by national recognized overnight courier, to the address of each party set forth in this Agreement.

9. CERTIFICATION.  THE SUBSCRIBER CERTIFIES THAT SUBSCRIBER HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

10. Ownership Information.

Please print here the number of Shares to be purchased, the Purchase Price and the exact name(s) in which the Shares will be registered.

Number of Shares Purchased:

Purchase Price @ $2.00 per Share: $

Purchaser Name(s):

_____Single Person

_____Husband and Wife, as community property

_____Joint Tenants (with right of survivorship)

_____Tenants in Common

_____Corporation or other organization

_____A Partnership

_____IRA

_____Tax-Qualified Retirement Plan

_____Trust

(i) Trustee(s)/Custodian

(ii) Trust Date

(iii) Name of Trust

(iv) For the Benefit of:

_____  Other:

(Please explain)

Social Security or Tax I.D.:

Street Address (If P.O. Box, include address for surface delivery if different than residence)

_______________________________________________________________________________________________

City ________________________________

State ________________________________

Zip Code ________________________________

Email address ________________________________

Telephone Numbers:

Home:	( )

Cell:	( )

1

Subscriber Signature Page

The undersigned, desiring to subscribe for the number of Shares of the Company as is set forth above, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Date and Signatures.	Dated: _________________ 2023

Signature(s)	Print Purchaser Name (s)

(Each co-owner or joint owner must sign – names must be signed exactly as listed under “Purchaser Name(s)”)

Company Counterpart Signature Page

ACCEPTED:

REGEN BIOPHARMA, INC.

By:		Dated: ___________________, 2023
Name:
Title

2